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Report of Independent Registered Public Accounting Firm

To the Shareholders and
Board of Trustees of the
U.S. Global Investors Funds

In planning and performing our audits of the financial statements of the, All American Equity Fund, China Region Fund, Eastern European Fund, Global Emerging Markets Fund, Global MegaTrends Fund, Global Resources Fund, Gold and Precious Metals Fund, Holmes Growth Fund, Near-Term Tax Free Fund, Tax Free Fund, U.S Treasury Securities Cash Fund, U.S. Government Securities Savings Fund, and World Precious Minerals Fund, each a portfolio within the U.S. Global Investors Funds Trust, as of and for the period ended December 31, 2009, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered their internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trusts' internal control over financial reporting.  Accordingly, we express no such opinion.

The management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.  A significant deficiency is a control deficiency, or combination or control deficiencies, that adversely affects the company’s ability to initiate, authorize, record, process or report external financial data reliably in accordance with U.S. general accepted accounting principles such that there is more than a remote likelihood that a misstatement of the company’s annual or interim financial statements that is more than inconsequential will not be prevented or detected.  A material weakness is a significant deficiency, or a combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Trusts' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and their operations, including controls over safeguarding securities that we consider to be a material weakness as defined above as of December 31, 2009.

This report is intended solely for the information and use of management and the Board of Trustees of U.S. Global Investors Funds Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

Boston, Massachusetts
February 22, 2010

KPMG LLP, a U.S. limited liability partnership, is the U.S. member firm of KPMG International, a Swiss cooperative.